Exhibit 99.1

908 Devices Announces Strong Preliminary Financial Results for Fourth Quarter and Full Year 2025

Preliminary full year 2025 revenue of approximately $56 million, representing ~17% growth year-over-year

Achieved positive Adjusted EBITDA goal in the fourth quarter

BURLINGTON, Mass. – January 20, 2026 – 908 Devices Inc. (Nasdaq: MASS), a core small-cap growth company focused on purpose-built handheld chemical analysis tools for vital health, safety and defense tech applications, today announced preliminary unaudited financial results for the quarter and full year ended December 31, 2025.

Preliminary unaudited revenue for the fourth quarter of 2025 is approximately $17.2 million, compared to $14.3 million in the fourth quarter of 2024, reflecting reported growth of approximately 20%. Fourth quarter strength was driven by continued overperformance within the U.S. state and local channel, ramping adoption of VipIR internationally, and sales to federal and defense customers.

Preliminary unaudited revenue for the year ended December 31, 2025 is expected to be approximately $56.0 million, compared to audited revenue of $47.7 million in full year 2024, reflecting reported growth of approximately 17% and aligning with the high end of revenue guidance.

“In 2025, we transformed our company into a stronger, simpler, and more profitable financial model focused on frontline chemical detection,” said Kevin J. Knopp, CEO and Co-founder. “We achieved strong top-line growth and our goal to be Adjusted EBITDA positive in the fourth quarter. These solid results and powerful macro trends, including increased funding to combat the fentanyl and opioid crisis and increased global defense budgets, position us well for future growth.”

The Company plans to report its fourth quarter and full year 2025 financial results later this quarter, at which time the Company will discuss its 2025 financial results in more detail and provide its outlook for 2026.

About 908 Devices

908 Devices is revolutionizing chemical analysis with its simple handheld devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers in vital health, safety and defense tech applications, addressing the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats. The Company designs and manufactures innovative products that bring together the power of complementary analytical technologies, software automation, and machine learning. For more information, visit www.908devices.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the Company’s anticipated financial performance for the quarter and full year ended December 31, 2025 and the Company’s future planned financial announcements. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 7, 2025, its subsequent Quarterly Reports on Form 10-Q filed with the SEC, and elsewhere in the Company’s filings with the SEC which are available on the SEC's website at www.sec.gov. Additional information will be made available in our Annual Reports and Quarterly Reports and other filings that we make from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Preliminary Unaudited Financial Information

The Company’s audited consolidated financial statements at and for the year ended December 31, 2025 are not yet available. As a result, the Company’s preliminary unaudited 2025 revenue and Adjusted EBITDA results stated herein are based on current expectations and may be adjusted as a result of, among other things, completion of annual audit procedures. This financial information does not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2025 and remains subject to the completion of financial closing procedures and internal reviews. This preliminary financial information may materially differ from the actual results that will be reflected in the Company’s audited consolidated financial statements when such financial statements are completed and publicly disclosed. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to the Company’s preliminary results.

In light of the divestiture of the bioprocessing product portfolio in March 2025, all financial results discussed in this release for current and prior periods are for continuing operations only.

To supplement the Company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), management uses and presents GAAP results as well as the non-GAAP measure of Adjusted EBITDA to evaluate and communicate its performance. While non-GAAP measures should not be construed as alternatives to GAAP measures, management believes non-GAAP measures are useful to further understand the Company’s current performance, performance trends, and financial condition. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures in isolation or as a substitute for, or superior to, comparable financial measures prepared in accordance with GAAP. The Company will provide a detailed reconciliation of any non-GAAP financial measure to the comparable GAAP measure alongside its fourth quarter and full year 2025 audited financial results.

Investor and Media Contact:

Barbara Russo

IR@908devices.com